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                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)


Check the appropriate box:

[ ]   Preliminary Information     [ ]  Confidential, for Use of the Commission
      Statement                        Only (as permitted by Rule 14c-5 (d)(2))

[X]   Definitive Information
      Statement

                             XPENTION GENETICS, INC.
                  (Name of Registrant As Specified In Charter)
                         ------------------------------


Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required.

    [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No:

         3)  Filing Party:

         4)  Date Filed:

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                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                             XPENTION GENETICS, INC.
                              10965 ELIZABETH DRIVE
                               CONIFER, CO. 80433
                                 (303) 908-4900

                              INFORMATION STATEMENT
                                  (Definitive)

                               September 12, 2008

                               GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of Xpention Genetics, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders that on or about July 25, 2008, the Company received written consent in lieu of a meeting of Stockholders from holders of approximately 57.18% of the total issued and outstanding shares of common voting stock of the Company (the "Majority Stockholders") to effect a reverse stock split (pro-rata reduction of outstanding shares) in a range of 1:10 to 1:20 of our issued and outstanding shares of Common Stock and to change the name of the company to Cancer Detection Corporation. There will not be an increase or decrease in authorized shares.

On September 10, 2008, the Board of Directors of the Company approved the Reverse Stock Split of the Common Stock of 1:20 and the Name Change. The Majority Stockholders approved the Reverse Split and the Name Change Amendment by written consent in lieu of a meeting on July 25, 2008 in accordance with the Nevada General Corporation Law ("GCL"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                         REQUESTED NOT TO SEND A PROXY.


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
                    RECOMMENDATION OF THE BOARD OF DIRECTORS

Presently, due to the number of shares outstanding, the Company is unable to raise the additional capital investment necessary to continue its research activities. By reducing the number of shares outstanding, the Company would be able to issue shares in exchange for new capital in order to attempt to raise additional investment which will be used to fund research activities, including validation of its primary technology.

The Board of Directors believes that it is critical to the Company's survival and in the best interest of our stockholders for the Board to implement a reverse stock split.

The Board approved the above actions on September 10, 2008 and stockholders holding a voting majority of the outstanding voting capital stock of the Company approved the above actions on July 25, 2008.

                               ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved resolutions to affect a 1 for 20 reverse stock split of our common stock. Under this reverse stock split each 20 shares of our Common Stock will be converted automatically into 1 share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will round and adjust fractional shares to the nearest whole number. The effective date of the reverse stock split will be October 2, 2008.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING OR ADJUSTMENT OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock has made it difficult to attract new capital investment. The Board of Directors had proposed the Reverse Stock Split as one method to attract new capital investment..

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share will have the fractional share rounded and adjusted to the nearest whole share. The principal effect of the reverse split will be that the number of shares of Common Stock issued and outstanding will be reduced from 96,561,790 shares as of July 25, 2008 to approximately 4,828,090 shares, (depending on the number of fractional shares that are issued). The number of authorized shares of Common Stock will not be affected.

Authorized Shares      Pre-Reverse Stock Split      Authorized but Unissued
    Common                  Issued Shares
-----------------      -----------------------      -----------------------
  100,000,000                 96,561,790                   3,438,210

Authorized Shares      Post-Reverse Stock Split     Authorized but Unissued
    Common                 Issued Shares
-----------------      -----------------------      -----------------------
  100,000,000                  4,828,090                  95,171,910


The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by twenty). While we expect that the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

It is the intent of the Board of Directors that the additional shares of common stock that would become available for issuance would be used to obtain additional capital investment. Although the proposed reverse split has been prompted by business and financial considerations, stockholders nevertheless should be aware that the reverse split could facilitate future efforts by Company management to deter or prevent a change in control of our Company. The Board has no current plans to use any of the additional shares of common stock that would become available following a reverse split, if any, for any such purposes.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The reverse split will become effective on October 2, 2008, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Holladay Transfer Agency will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the Nevada GCL in connection with the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. Instead, fractional shares shall be rounded and adjusted to the nearest whole share for all holders of a fractional share. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will round and adjust the fractional share to the nearest whole share for all holders of fractional shares.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the reverse stock split:

      o The issued and outstanding shares Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every twenty pre-split shares of the outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

      o Stockholders of record of the Common Stock as of July 25, 2008 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 20 pre-split shares outstanding.

      o As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 96,561,790 shall be consolidated to a total of approximately 4,828,090 issued and outstanding shares (depending on the number of fractional shares that are issued

      o The Company's authorized number of common stock shall remain at 100,000,000 shares of the Class A Common Stock.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMENDMENT TO THE ARTICLES OF INCORPORATION, AS AMENDED, TO AUTHORIZE US TO CHANGE THE NAME OF THE COMPANY FROM XPENTION GENETICS, INC. TO CANCER DETECTION CORPORATION

As a Majority of the shareholders have approved of the Name Change by written consent, the Company is not seeking approval for the Name Change from any of the Company's remaining stockholders, and the Company's remaining stockholders will not be given an opportunity to vote on the Name Change. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company's stockholders of the Name Change as required by the Securities Exchange Act of 1934 (the "Exchange Act.")

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 24, 2008 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 12, 2008 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").


The following documents as filed with the Commission by the Company are incorporated herein by reference:

   1.    Annual Report on Form 10-K for the year ended May 31, 2008
   2.    Quarterly Report on Form 10-Q for the quarter ended February 29, 2008

                          OUTSTANDING VOTING SECURITIES

As of the Record Date of July 25, 2008, we had authorized 100,000,000 shares of common stock, of which 96,561,790 shares were issued and outstanding. Each share of common stock has one vote.

On July 25, 2008, a majority of votes representing 57.18% of our common stock have executed a written consent authorizing us to amend our Articles of Incorporation, as amended, to effectuate a reverse split of our issued and outstanding shares of common stock in the ratio of 1:10 to 1:20, as determined in the sole discretion of our Board of Directors.


On July 25, 2008, a majority of votes representing 57.18% of our common stock have executed a written consent authorizing us to amend our Articles of Incorporation, as amended, to change the name of the corporation to Cancer Detection Corporation.

The Nevada CGL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of July 25, 2008 by each person known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director and nominee, (iii) each of the executive officers who were serving as executive officers at the end of the December 31, 2007 fiscal year and (iv) all of our directors and current executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on July 25, 2008, plus shares of common stock subject to options, warrants and conversion rights held by such person on July 25, 2008, and exercisable or convertible within 60 days thereafter.

The following table shows, as of July 25, 2008, the common stock owned beneficially by (i) each person known by us to be the beneficial owner of more than five percent of our Common Stock, (ii) each of our directions, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each person or entity named below is c/o Xpention Genetics, Inc. 10965 Elizabeth Drive Conifer, CO. 80433.


   NAME OF BENEFICIAL OWNER              NUMBER OF SHARES
                                       BENEFICIALLY OWNED (1)   PERCENT OF CLASS
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Directors and Executive Officers:
David A. Kittrell                             14,300,000              14.80%

Five Percent Shareholders:
The Regency Group, LLC. (2)                   36,585,957              37.89%

James Coutris
1210 Bassett Road
Westlake, OH  44145                            5,900,375               6.11%

All Directors and Executive Officers
as a Group (one person):                      14,300,000              14.80%

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this Table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this Table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 96,561,790 shares of common stock outstanding on July 25, 2008, adjusted as required by rules promulgated by the SEC.

(2) The Regency Group LLC is managed by Aaron Lamkin and is located at 4600 S. Ulster St. Suite 975, Denver, CO 80237.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada GCL, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.


                         EFFECTIVE DATE OF REVERSE SPLIT

Pursuant to Rule 14c-2 under the Exchange Act, this reverse split shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October 2, 2008.

By Order of the Board of Directors

/s/ David Kittrell
---------------------------------------------
David Kittrell
President, Chief Executive Officer & Director